Exhibit 99.1

STOCK PURCHASE AGREEMENT

AMONG

GREAT BASIN GOLD LTD,

RODEO CREEK GOLD INC.

AND

HECLA LIMITED.

February 20, 2007

	(f)	Publicity, Disclosure	22
	(g)	GBG Guaranty	22

6.	Post-Closing Covenants		22
	(a)	General	22
	(b)	Litigation Support	22
	(c)	Transition	22
	(d)	Employees	23
	(e)	Releases/Collateral	23
	(f)	Settlement of Intercompany Accounts	23
	(g)	Confidentiality, Nondisclosure	24
	(h)	Other Target Assets and Liabilities	24
	(i)	401(k) and Employee Benefit Plans	24
	(j)	GBG Guaranty	26
	(k)	Hecla Name	27

7.	Conditions to Obligation to Close		27
	(a)	Conditions to Obligation of GBG and the Buyer	27
	(b)	Conditions to Obligation of the Seller	28

8.	Remedies for Breaches of This Agreement		29
	(a)	Survival of Representations and Warranties	29
	(b)	Indemnification Provisions for Benefit of the Buyer	29
	(c)	Indemnification Provisions for Benefit of the Seller	30
	(d)	Matters Involving Third Parties	30
	(e)	Determination of Adverse Consequences	31
	(f)	Exclusive Remedy	31
	(g)	Environmental Remedies	31

9.	Termination		32
	(a)	Termination of Agreement	32
	(b)	Effect of Termination	33

10.	Miscellaneous		33
	(a)	No Admissions	33
	(b)	Press Releases and Public Announcements	33
	(c)	No Third-Party Beneficiaries	34
	(d)	Entire Agreement	34
	(e)	Succession and Assignment	34
	(f)	Counterparts	34
	(g)	Headings	34
	(h)	Notices	34
	(i)	GOVERNING LAW; VENUE	35
	(j)	Amendments and Waivers	35
	(k)	Severability	36
	(l)	Expenses	36
	(m)	Construction	36

ii

(n)	Incorporation of Exhibits, Annexes, and Schedules	36
(o)	Punitives	36

iii

Exhibit A	-	Historical Financial Statements
Exhibit B	-	Forms of Side Agreements
Annex I	-	Exceptions to the Seller’s Representations and Warranties Concerning the Transaction
Annex II	-	Exceptions to the Buyer’s Representations and Warranties Concerning the Transaction
Annex III	-	Exceptions to GBG’s Representations and Warranties Concerning the Transaction
Disclosure Schedule	-	Certain Detailed Disclosures about the Target and Exceptions to Representations and Warranties Concerning the Target

STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement entered into as of February 20, 2007, by and among Great Basin Gold Ltd. (“GBG”), incorporated in terms of the Laws of British Columbia, its wholly-owned subsidiary, Rodeo Creek Gold, Inc., a Nevada corporation (the “Buyer”), and Hecla Limited (formerly Hecla Mining Company, a Delaware corporation, the “Seller”). GBG, the Buyer and the Seller are referred to collectively herein as the “Parties.”

          The Seller owns all of the outstanding capital stock of Hecla Ventures Corp., a Nevada corporation (the “Target”).

          This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Target in return for cash and shares of GBG and GBG and the Buyer will release the Seller from all obligations, including relating to the Seller’s guaranty of the obligations of the Target under the Earn-In Agreement or related to the Hollister Site, other than as expressly herein provided.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

          1. Definitions.

          “Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

          “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses (limited to one law firm per case).

          “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          “Agreement” means this Stock Purchase Agreement, including the Exhibits, Annexes, and Schedules hereto and documents required to be executed and delivered by the Parties hereto at the Closing.

          “Applicable Rate” means the prime rate of interest set forth from time to time in The Wall Street Journal plus 2% per annum.

          “Business Day” means any day (other than any Saturday or Sunday) on which the American Stock Exchange (or its successor), and the Toronto Stock Exchange (or its successor) shall be open for trading.

          “Buyer” has the meaning set forth in the preface above.

          “Buyer’s Retirement Plan” has the meaning set forth in §6(h) below.

          “Closing” has the meaning set forth in §2(d) below.

          “Closing Date” has the meaning set forth in §2(d) below.

          “Closing Purchase Price” has the meaning set forth in §2(b) below.

          “COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code §4980B.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Confidentiality Agreement” means the Confidentiality Agreement executed by GBG and the Seller effective as of January 25, 2007.

          “Confidential Information” means any information concerning the businesses and affairs of the Target that is not already generally available to the public but does not include any information, which the Buyer or GBG has received or which either is entitled to receive under the Earn-In Agreement.

          “Disclosure Schedule” has the meaning set forth in §4 below.

          “Earn-In Agreement” means that certain Earn-In Agreement, dated as of August 2, 2002, as amended, among Target, Seller, Buyer, and GBG.

          “Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in ERISA §3(3)) and any other employee benefit plan, program or arrangement of any kind.

          “Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

          “Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

          “Environmental, Health, and Safety Requirements” means all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Affiliate” means each entity, which is treated as a single employer with the Target under Code §414 or ERISA §4001.

          “Financial Statement” has the meaning set forth in §4(g) below.

          “GAAP” means United States generally accepted accounting principles as in effect from time to time.

          “GBG” has the meaning set forth in the preface above.

          “GBG Shares” means shares of common stock of GBG.

          “Hart-Scott-Rodino Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

          “Hollister Site” means that certain Area of Interest (as defined in the Earn-In Agreement) relating to which Target is required to provide or has formerly provided exploration, development, construction, operating, reclamation, or other activities, programs, or services pursuant to the Earn-In Agreement.

          “Income Tax” means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

          “Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

          “Indemnified Party” has the meaning set forth in §8(d) below.

          “Indemnifying Party” has the meaning set forth in §8(d) below.

          “Intercompany Accounts” means those intercompany amounts set out in the Disclosure Schedule §6(f).

          “Joint Operating Agreement” means that certain Joint Operating Agreement Form that appears as Exhibit F to the Earn-In Agreement.

          “Knowledge” means actual knowledge of the following individuals: (1) for Seller, any current executive officer of the Seller or the Target or the current General Manager, Project Engineer or Exploration Geologist of the Target principally involved with the exploration and development of this Hollister Site; and (2) for GBG or the Buyer, any current executive officer of GBG or the Buyer or the current supervisor or overseer of GBG or the Buyer or any consultant or contract manager to GBG or the Buyer (A) with respect to the Hollister Site or any land, leasehold, claim, operations or developments within a fifty mile radius of the property line therefore or (B) Seller’s or Target’s activities at or pertaining to the Hollister site.

          “Most Recent Financial Statements” means the unaudited Financial Statements of the Target for the year ended December 31, 2006.

          “Most Recent Fiscal Month End” means December 31, 2006.

          “Multiemployer Plan” has the meaning set forth in ERISA §3(37) or §4001(a)(3).

          “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          “Party” has the meaning set forth in the preface above.

          “PBGC” means the Pension Benefit Guaranty Corporation.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          “Reportable Event” has the meaning set forth in ERISA §4043.

          “Return” or “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, carrier’s, warehouseman’s, materialsmen’s, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security, (e) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (f) claims or liens arising from or through the Buyer and its Affiliates or by reason of this Agreement.

          “Seller” has the meaning set forth in the preface above.

          “Seller 401(K) Plan” has the meaning set forth in §6(h) below.

          “Seller’s Actuary” has the meaning set forth in §6(h) below.

          “Seller’s Retirement Plan” has the meaning set forth in §6(h) below.

          “Stock Exchanges” means the Johannesburg, American, and Toronto stock exchanges.

          “Subsidiary” means any corporation or other business entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers thereof.

          “Tangible Assets” means those assets, set out in §4(e) of the Disclosure Schedule:

          “Target” means Hecla Ventures Corp., a Nevada corporation.

          “Target Shares” means all outstanding shares of capital stock of the Target.

          “Tax” means all taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

          “Third Party Claim” has the meaning set forth in §8(d) below.

          “Transition Services Agreement” means that certain Transition Services Agreement entered into between the Seller and the Target pursuant to §7 of this Agreement and providing for certain services as set forth therein in connection with the transition of change of ownership of the Target from the Seller to the Buyer.

          2. Purchase and Sale of Target Shares.

          (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the outstanding Target Shares for the consideration specified below in this §2.

          (b) Purchase Price. On and subject to the terms and conditions of this Agreement, the Buyer agrees to pay to the Seller at the Closing (A) $45,000,000 by delivery of cash payable by wire transfer of immediately available funds to the account or accounts as may be directed by the Seller at or prior to the Closing, and (B) such number of Toronto Stock Exchange listed GBG Shares equal to $15,000,000 divided by the arithmetical average closing trade price of GBG Shares on the American Stock Exchange for the twenty (20) trading days immediately preceding the Business Day of the first public disclosure of the execution of this Agreement by the Parties, which disclosure shall, be made promptly upon execution and delivery of this Agreement (such payments pursuant to (A) and (B) being hereinafter referred to as the “Closing Purchase Price”).

          (c) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hale, Lane, Peek, Dennison, and Howard, Second Floor, 5441 Kietzke Lane, in Reno, Nevada, commencing at 10:00 a.m. local time on the earlier of (i) April 30, 2007, (ii) the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or (iii) such other date as GBG, the Buyer, and the Seller may mutually determine (the “Closing Date”).

          (d) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, permits and documents referred to in §7(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of its Target Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in §2(b) above.

          3. Representations and Warranties Concerning the Transaction.

          (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer the statements contained in this §3(a) are true, correct and complete as of the date of this Agreement and will be materially true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)), unless another date is set forth in the representation in which case the representation shall be materially true as of such date, with respect to itself, except as set forth in Annex I attached hereto.

(i) Organization of Seller. The Seller is duly organized, validly existing, and in good standing under the laws of the state of Delaware.

          (ii) Authorization of Transaction. The Seller has the requisite corporate power and authority to execute and deliver this Agreement and (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) to perform its obligations hereunder without the consent or approval of any other Person. This Agreement constitutes, and each of the Transition Services Agreement and the General Release Agreement to be delivered at the Closing Date will constitute, the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to creditors’ rights generally, general principles of equity, or concerns of public policy (including as to the enforceability of indemnification provisions).

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) the consummation of the transactions contemplated hereby, will (A) violate any provision of the Seller’s charter or bylaws, (B) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject, except where the violation would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, (C) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Target is a party or by which it is bound or to which any assets of the Target are subject, or (D) result in the creation of any Security Interest upon the Target Shares arising from or through the Seller.

          (iv) Brokers’ Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or Target could become liable or obligated.

          (v) Target Shares. The Seller holds of record and owns beneficially all of the Target Shares, free and clear of any restrictions on transfer (other than restrictions under the Hart-Scott-Rodino Act, if any, the Securities Act and state securities laws) or voting, taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target. Upon the consummation of the sale of the Target Shares to the Buyer as contemplated hereby, the Buyer shall have good title to the Target Shares, free and clear of any restrictions arising from or through the Seller on transfer (other than restrictions under the Hart-Scott-Rodino Act, if any, the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

          (vi) Investment. The Seller is an Accredited Investor and is acquiring the GBG Shares for its own account for purposes of investment and not with a view to distribution thereof within the meaning of the Securities Act or in violation of the registration requirements of the Securities Act or any state securities law. The Seller will refrain from transferring or otherwise disposing of the GBG Shares or any interest therein in such a manner as to cause GBG to be in violation of the registration requirements of the Securities Act or any state securities law. In addition and notwithstanding the foregoing, the Seller acknowledges that the GBG Shares will bear the following two restrictive legends:

“The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United States (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer. Provided that if the Issuer is a “foreign issuer” as that term is defined by Regulation S of the U.S. Securities Act at the time of sale, a new certificate bearing no restrictive legend, delivery of which will constitute “Good Delivery” may be obtained from the transfer agent, upon delivery of this certificate and a duly executed declaration, in form satisfactory to the Issuer and its transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.”

Without the prior approval of the Toronto Stock Exchange (“TSX”) and compliance with applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX or otherwise in Canada to of for the benefit of a Canadian resident until [four months from the Closing Date]”.

          (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this §3(b) are true, correct and complete as of the date of this Agreement and will be materially true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), unless another date is set forth in the representation, in which case the representation shall be materially true as of such date, except as set forth in Annex II attached hereto.

(i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

          (ii) Authorization of Transaction. The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) to perform its obligations hereunder. This Agreement constitutes, and each of the Transition Services Agreement and the General Release Agreement to be delivered at the Closing Date will constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to creditors’ rights generally, general principles of equity, or concerns of public policy (including as to the enforceability of indemnification provisions). The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than pursuant to the Hart-Scott-Rodino Act, if applicable.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) the consummation of the transactions contemplated hereby, will (A) violate any provision of the Buyer’s charter or bylaws or (B) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, except where the violation would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

          (iv) Brokers’ Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

          (v) Investment. The Buyer is an Accredited Investor and is acquiring the Target Shares purchased hereunder for its own account for purposes of investment and not with a view to distribution thereof within the meaning of the Securities Act or in violation of the registration requirements of the Securities Act or any state securities law.

The Buyer will refrain from transferring, alienating or otherwise disposing of the Target Shares purchased hereunder or any interest therein in such a manner as to cause the Seller to be in violation of the registration requirements of the Securities Act or any state securities law. The Buyer further understands that the Target Shares purchased hereunder have not been registered under the Securities Act and may not be transferred except in compliance therewith.

          (vi) Investigation by the Buyer. The Buyer is conducting its own independent review and analysis of the assets, business, properties, operations, financial condition and prospects of the Target and acknowledges that it has been provided access to the properties, premises and books and records of the Target for this purpose and has been offered an opportunity to discuss the foregoing with Seller and the Target. The Buyer acknowledges that any exploration or drilling results, calculations of mineralization, resources, or reserves, surveys, samplings, or other budgets, estimates, forecasts, or projections furnished or made available to it concerning the Target or the Hollister Site or the properties, business, or assets relating thereto have not been prepared in accordance with GAAP or standards applicable under the Securities Act, reflect numerous assumptions and subjective judgments, and are subject to material risks and uncertainties. The Buyer acknowledges that actual mining, development, or operating results at the Hollister Site may vary, perhaps materially. The Buyer also acknowledges that, as to the Hollister Site, exploration and drilling results, calculations of mineralization, resources, and reserves and compilation of surveys, samplings, and other budgets, estimates, forecasts, and projections involve subjective judgments and methodologies and may be based on market prices, costs, interest rates, commodity prices, and other factors known within or applicable to the mining industry which fluctuate or vary from time to time and may have been or be affected thereby. In entering into this Agreement, the Buyer has relied solely upon its own investigation and analysis based upon the information so provided and the express representations and warranties of Seller contained in this Agreement and has not relied upon or given any credence to any other extraneous information (including any presentation, answer, assurance, statement, explanation, indication, documentation, term sheet, agreement in principle, issues list, data or representation). Furthermore, the Buyer:

          (A) acknowledges that, except for the express representations and warranties set forth in this Agreement, none of Seller, Target nor any of their respective Affiliates, officers, directors, managers, attorneys, agents, representatives, or employees has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyer or its agents or representatives in connection with the transactions contemplated by this Agreement.

          (B) agrees, to the fullest extent permitted by law, that except as otherwise set forth in this Agreement, none of Seller, Target, nor any of their respective Affiliates, officers, directors, managers, attorneys, agents, representatives, or employees shall have any liability or responsibility whatsoever, whether in tort (including negligence) or contract or in law or in equity to the Buyer on the basis of any information provided or made available, or statements made, to the Buyer or its representatives or agents in connection with the transactions contemplated by this Agreement.

          (C) it has no Knowledge (i) that the Seller thereof is in breach of any representation or warranty under this Agreement or (ii) that any such representation or warranty is false or inaccurate, and it acknowledges that if it had Knowledge of (i) or (ii), it shall not be entitled to any relief, damages, indemnification, or reimbursement arising from such breach, falsity, or inaccuracy of which it was aware prior to the Closing.

          (vii) Financing. The Buyer has or will have GBG Shares and cash resources available to it or financing currently in place (including held in escrow) available to draw down sufficient to consummate the transactions contemplated by this Agreement at the earlier of the Closing or April 27, 2007. GBG has agreed to deliver to the Buyer GBG Shares sufficient to consummate the transactions contemplated to occur at the Closing.

          (c) Representations and Warranties of GBG. GBG represents and warrants to the Seller that the statements contained in this §3(c) are true, correct and complete as of the date of this Agreement and will be materially true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(c)), unless another date is set forth in the representation in which case the representation shall be materially true as of such date, except as set forth in Annex III attached hereto.

          (i) Organization of GBG. GBG is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia, Canada. GBG is the sole ultimate parent of the Buyer.

          (ii) Authorization of Transaction. GBG has the requisite corporate power and authority to execute and deliver this Agreement and (subject to the expiration of any applicable waiting periods under the Hart-Scott-Rodino Act, if applicable) to perform its obligations hereunder. This Agreement constitutes, and each of the Transition Services Agreement and the General Release Agreement to be delivered at the Closing Date will constitute, the valid and legally binding obligation of GBG, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting or relating to creditors’ rights generally, general principles of equity, or concerns of public policy (including as to the enforceability of indemnification provisions). GBG need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than pursuant to the Hart-Scott Rodino Act and in respect of the Stock Exchanges, each of which GBG shall use reasonable commercial efforts to promptly obtain and maintain.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) the consummation of the transactions contemplated hereby, will (A) violate any provision of GBG’s charter or bylaws or (B) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GBG is subject, except where the violation would not have a material adverse effect on the ability of GBG to consummate the transactions contemplated by this Agreement.

          (iv) Brokers’ Fees. GBG has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

          (v) Investment. GBG is an Accredited Investor and is causing the Buyer to acquire the Target Shares for the Buyer’s own account for purposes of investment and not with a view to distribution thereof within the meaning of the Securities Act or in violation of the registration requirements of the Securities Act or any state securities law. GBG will refrain from causing the Buyer to transfer, alienate or otherwise dispose of the Target Shares or any interest therein in such a manner as to cause the Seller to be in violation of the registration requirements of the Securities Act or any state securities law. GBG understands that the Target Shares purchased hereunder have not been registered under the Securities Act and may not be transferred except in compliance therewith.

          (vi) Investigation by GBG. GBG is conducting its own independent review and analysis of the assets, business, properties, operations, financial condition and prospects of the Target and acknowledges that it has been provided access to the properties, premises and books and records of the Target for this purpose and has been offered an opportunity to discuss the foregoing with Seller and the Target. GBG acknowledges that any exploration or drilling results, calculations of mineralization, resources, or reserves, surveys, samplings, or other budgets, estimates, forecasts, or projections furnished or made available to it concerning the Target, or the Hollister Site or the properties, business, or assets relating thereto have not been prepared in accordance with GAAP or standards applicable under the Securities Act, reflect numerous assumptions and subjective judgments, and are subject to material risks and uncertainties. GBG acknowledges that actual mining, development, or operating results at the Hollister Site may vary, perhaps materially. GBG also acknowledges that, as to the Hollister Site, exploration and drilling results, calculations of mineralization, resources, and reserves and compilation of surveys, samplings, and other budgets, estimates, forecasts, and projections involve subjective judgments and methodologies and may be based on market prices, costs, interest rates, commodity prices, and other factors known within or applicable to the mining industry which fluctuate or vary from time to time and may have been or be affected thereby. In entering into this Agreement, GBG has relied solely upon its own investigation and analysis based upon the information so provided and the express representations and warranties of Seller contained in this Agreement and has not relied upon or given any credence to any other extraneous information (including any presentation, answer, assurance, statement, explanation, indication, documentation, term sheet, agreement in principle, issues list, data or representation). Furthermore, GBG:

          (A) acknowledges that, except for the express representations and warranties set forth in this Agreement, none of Seller, Target nor any of their respective Affiliates, officers, directors, managers, attorneys, agents, representatives, or employees has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to GBG or the Buyer or their agents or representatives in connection with the transactions contemplated by this Agreement.

          (B) agrees, to the fullest extent permitted by law, that except as otherwise set forth in this Agreement, none of Seller, Target, nor any of their respective Affiliates, officers, directors, managers, attorneys, agents, representatives, or employees shall have any liability or responsibility whatsoever, whether in tort (including negligence) or contract or in law or in equity to the Buyer on the basis of any information provided or made available, or statements made, to GBG or the Buyer or their representatives or agents in connection with the transactions contemplated by this Agreement.

          (C) it has no Knowledge (i) that the Seller thereof is in breach of any representation or warranty under this Agreement or (ii) that any such representation or warranty is false or inaccurate, and it acknowledges that if it had Knowledge of (i) or (ii), it shall not be entitled to any relief, damages, indemnification, or reimbursement arising from such breach, falsity, or inaccuracy of which it was aware prior to the Closing.

          (vii) Capitalization. All of the issued and outstanding GBG Shares have been duly authorized, are validly issued, fully paid, and nonassessable. GBG has reserved for issuance and shall deliver to the Buyer GBG Shares sufficient to consummate the transactions contemplated to occur at the Closing. All such GBG Shares are or shall be freely tradable, in compliance with Rule 904 of the Securities Act by the Seller on the Toronto Stock Exchange after the expiration of four months from the Closing.

          (viii) No Material Misstatement Regarding GBG Shares. The documents filed by GBG with the Securities and Exchange Commission in the United States and with other such other applicable authorities under securities legislation in other jurisdictions contain all of the information required by the Securities Act, the Securities Exchange Act, and the rules and regulations promulgated thereunder or under such other applicable securities legislation and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4. Representations and Warranties Concerning the Target. The Seller represents and warrants to the Buyer that the statements contained in this §4 are true, correct and complete as of the date of this Agreement and will be materially true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), unless another date is set forth in the representation, in which case the representation shall be materially true as of such date, except as disclosed in the disclosure schedule hereunder (the “Disclosure Schedule”) or except as is incorrect or incomplete to the Knowledge of the Buyer.

          (a) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification is not reasonably expected to have a material adverse effect on the financial condition of the Target. The Target has the requisite corporate power and authority to carry on the businesses in which it is engaged in all material respects.

          (b) Capitalization. The entire authorized capital stock of the Target consists of 10,000 shares of common stock, of which one share is issued and outstanding and no shares are held in treasury. All of the Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, are held of record by the Seller, and have been issued in compliance with all applicable laws. There are no outstanding or authorized options, warrants, purchase rights, preemptive rights, rights of first refusal, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. The Target is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Target or the voting by any director of the Target.

          (c) Noncontravention. To the Knowledge of the Seller, neither the execution and the delivery of this Agreement, nor (subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Act, if applicable) the consummation of the transactions contemplated hereby, will (A) violate any provision of the charter or bylaws of the Target, (B) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target is subject, except where the violation is not reasonably expected to have a material adverse effect on the financial condition of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement, the Target is subject, (C) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Target is a party or by which it is bound or to which any assets of the Target are subject, or (D) result in the creation of any Security Interest upon the Target Shares arising from or through the Seller. The Target is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than pursuant to the Hart-Scott-Rodino Act, if applicable, or except where the failure to give notice, to file, or to obtain any authorization, consent, or approval is not reasonably expected to have a material adverse effect on the financial condition of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (d) Brokers’ Fees. The Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to Tangible Assets. Except as disclosed on Disclosure Schedule §4(e), the Target has marketable title to, or a valid leasehold interest in or other contractual right to utilize, the material Tangible Assets used regularly in the Ordinary Course of Business free and clear of all Security Interests, provided that nothing herein shall be deemed to require the Seller to make any representation or warranty (and, accordingly, the Seller hereby makes no representation or warranty) regarding validity of the Earn In Agreement or the right to utilize assets in fact utilized by the Target pursuant thereto.

          (f) Financial Statements. Attached hereto as Exhibit A are the following financial statements (collectively the “Financial Statements”): unaudited balance sheets and statements of income as of and for the fiscal years ended December 31, 2006 and 2005 for the Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise required or permitted and disclosed) and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and except that the Financial Statements are unaudited and may lack footnotes and other presentation items or other adjustments or disclosures required of audited financial statements. The Target is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person. Disclosure Schedule §4(f) sets forth all promissory notes, loans, lines of credits or similar obligations pursuant to which the Target is an obligor, together with all the amounts owed by the Target under such obligations, as of the Closing, and all liabilities under equipment leases of the Target as of December 31, 2006.

          (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Target, excluding any adverse effect arising from this Agreement or compliance of any Party herewith or with any judgment, decree, order, or rule of any court or governmental authority entered or promulgated in connection with the transactions contemplated hereby or any adverse effect arising from or affecting the condition of the economy, the financial or commodities markets, the price of precious metals, the mining industry, or the regulation of exploration, development, or mining activities, or of land use matters or Environmental, Health, and Safety Requirements.

          (h) Legal Compliance. To the Knowledge of the Seller, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply is not reasonably expected to have a material adverse effect upon the financial condition of the Target.

          (i) Tax Matters.

          (i) The Target has timely filed all Tax Returns that it was required to file (after giving effect to any extended due date), and has paid or reserved for payment all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes is not reasonably expected to have a material adverse effect on the financial condition of the Target.

          (ii) With respect to any Income Tax period not now closed by the applicable statute of limitations, the Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

(iii) The Target is not a party to any Income Tax allocation or sharing agreement.

(iv) No claim has ever been made by any Governmental Authority in a jurisdiction where Target does not file Returns that it is or may be subject to taxation by that jurisdiction.

          (v) To the Seller’s Knowledge, Target has not been assessed any additional Taxes for any period for which Tax Returns have been filed. To the Seller’s Knowledge, there is no dispute or claim concerning any Tax liability of the Target claimed or raised by any authority in writing. All deficiencies asserted or assessments made as a result of any examinations of Tax Returns previously filed by the Target have been fully paid, or are fully reflected as a liability in the Financial Statements and the Most Recent Financial Statements, or are being contested and an adequate reserve therefore has been established and is fully reflected as a liability in the Financial Statements and the Most Recent Financial Statements.

          (vi) Since March 31, 1994, the Target has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local, or foreign law) other than an affiliated group of which the Seller or its parent was the common parent, nor has any liability for the Taxes of any person (other than the Target) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(vii) The Target has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method.

          (viii) No employee of the Target is entitled to receive any payment from or through the Seller or the Target which would constitute an “excess parachute payments” within the meaning of section 280G of the Code (or any similar provision of state, local or foreign law).

          (ix) No current employee of the Target who is anticipated to be an employee of the Target immediately following the Closing has received or is entitled to receive from or through the Seller or the Target any non-qualified deferred compensation within the meaning of Section 409A of the Code.

          (x) The Seller is a United States person within the meaning of the Code and the transactions contemplated hereby are not subject to the withholding provisions of section 3406 or subchapter A of Chapter 3 of the Code.

          (xi) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(xii) There are no liens on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax (not including liens for Taxes not yet due).

          (xiii) The Target has not requested or received a ruling with respect to Taxes that has current relevance from any governmental entity (or any department, agency, or political subdivision thereof) or signed a closing agreement, offer in compromise, or other agreement with respect to Taxes with any such authority that is still relevant to the Target’s Tax affairs.

          (j) Real Property. Except as identified on §4(j) of the Disclosure Schedule, the Target neither owns nor leases any real property. The Target has, however, staked twenty-four unpatented mining claims as identified in §4(j) of the Disclosure Schedule. Except for any document referred to in the Earn-In Agreement, the Target has made available to the Buyer true and complete copies of all leases, subleases, rental agreements, contracts of sale, tenancies or licenses of the Target relating to the real property, if any, disclosed on §4(j) of the Disclosure Schedule. Except for anything referred to in the Earn-In Agreement, the Target’s title to or leasehold interest in, as applicable, each parcel of real property, if any, is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances, institutional controls and other adverse claims or interests of any kind arising from or through the Target or the Seller.

          (k) Intellectual Property. §4(k) of the Disclosure Schedule identifies each patent or registration which has been issued to the Target with respect to any of its material intellectual property, identifies each pending patent application or application for registration which the Target has made with respect to any of its material intellectual property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of its material intellectual property.

          (l) Contracts. §4(l) of the Disclosure Schedule lists all written contracts and other written agreements, and describes all oral agreements, understandings and commitments, to which the Target is a party and meets all of the following criteria: (i) the performance of which will involve consideration in excess of $200,000, (ii) which is not cancelable without penalty upon notice of ninety (90) days or less, except contracts with the Buyer or its Affiliates, and (iii) which is outside the Ordinary Course of Business. The Seller has delivered or made available to the Buyer a complete copy or description, as appropriate, of each contract or other agreement listed in §4(l) of the Disclosure Schedule (as amended to date).

          (m) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

          (n) Litigation. Except as set forth in Disclosure Schedule §4(n), Target is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation is not reasonably expected to have a material adverse effect on the financial condition of the Target.

          (o) Employees and Benefits.

          (i) §4(o) of the Disclosure Schedule lists each current employee of the Target (or of the Seller performing services for the Target) and each Employee Benefit Plan (1) that the Target maintains, (2) to which the Target contributes (or is obligated to contribute), (3) that covers or benefits any employee of the Target (or any dependant or beneficiary or any such individual), or (4) with respect to which the Target has (or could have) any obligation or liability.

          (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) was properly and legally established and is, and at all times since inception has been, maintained, funded and administered in all respects in accordance with the terms of such Employee Benefit Plan and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including without limitation, ERISA and the Code. The Target, each ERISA Affiliate and each other Person with responsibility with respect to such Employee Benefit Plan (including, without limitation, each fiduciary) have, properly performed all their duties and obligations (whether arising by operation of law, by contract or otherwise) under or with respect to the Employee Benefit Plans, including, without limitation, all reporting, disclosure and notification obligations.

          (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been timely made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are due have been timely paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (C) Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Code §401(a) either (1) has received an unrevoked determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code §401(a), as amended by that legislation commonly referred to as “GUST” and “EGTRRA” and all subsequent legislation, or (2) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the Internal Revenue Service. Nothing has occurred or is reasonably expected by the Seller or any ERISA Affiliate to occur that could adversely effect the qualification of any such Employee Benefit Plan or the exemption of any trust or group annuity contract related thereto.

          (D) The fair market value of the assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all “benefit liabilities,” as defined in Section 4001(a)(16) of ERISA (whether vested or unvested) thereunder (determined in accordance with current funding assumptions). Neither the Target nor any ERISA Affiliate contributes to, or at any time during the last six years has contributed to (or been obligated to contribute to), any Multiemployer Plan that covers or benefits any current of former employee of the Target.

          (E) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500), all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan and the most recent actuarial report prepared for each such Employee Benefit Plan for which such a report was prepared.

          (F) Neither the Target nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination welfare benefits of any kind, including, without limitation death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Target, other than continuation coverage mandated by COBRA or similar state laws and paid for entirely by qualified beneficiaries.

          (ii) With respect to each Employee Benefit Plan that the Target or any ERISA Affiliate maintains or has maintained during the prior six years or to which any of them contributes, or has contributed (or been obligated to contribute) during the prior six years:

          (A) No action, suit, proceeding, hearing, audit or investigation with respect to any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Target or any ERISA Affiliate, threatened.

          (B) Neither the Target nor any ERISA Affiliate has incurred any liability to the PBGC (other than PBGC premium payments which are not past due) or otherwise under Title IV of ERISA (including any withdrawal liability) or reasonably expects to incur in such liability, with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (p) Permits, Environmental, Health and Safety Matters.

          (i) To the Knowledge of the Seller, the Target is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as is permitted by so-called “grandfather provisions,” or is not reasonably expected to have a material adverse effect on the financial condition of the Target. §4(p)(i) of the Disclosure Schedule lists all material permits, licenses and authorizations (together the “Permits”) in connection with Target’s activities at the Hollister Site. The Target is in material compliance with all the requirements of the Permits except as may be disclosed on §4(p)(i) of the Disclosure Schedule and except as may be disclosed therein, neither the Target nor the Seller has received any notice or other communication from any Person alleging that the Target is not in compliance with its Permits. The Permits constitute all the material permits, authorizations or license required to carry on the activities at the Hollister Site as currently carried on by the Target.

          (ii) §4(p)(ii) of the Disclosure Schedule lists any written notices, reports or other written information received by the Target to the Knowledge of the Seller regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which is reasonably expected to have a material adverse effect on the financial condition of the Target.

          (iii) This Section 4(p) contains the sole and exclusive representations and warranties of the Seller with respect to the Permits and any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

          (q) Certain Business Relationships with the Target. Other than the ownership by the Seller of the Target Shares, the services of those employees of the Seller listed in §4(o) of the Disclosure Schedule, the provision and supervision of tax, accounting, disclosure, internal control, employee benefit, and similar services to the Seller and its Affiliates on a coordinated or consolidated basis, and matters relating to the negotiation, execution, and performance of the Earn-In Agreement and this Agreement, none of the Seller and its Affiliates has been involved in any material business arrangement or relationship with the Target within the past twelve (12) months and none of the Seller and its Affiliates owns any material asset, tangible or intangible, which is used in the business of the Target.

          (r) Subsidiaries. Except as set forth in §4(r) of the Disclosure Schedule, the Target does not have, and has never had, any subsidiaries. The Target does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest (except from Buyer pursuant to the Earn-In Agreement).

          (s) Transition. Disclosure Schedule §4(s) sets forth a complete and accurate list of the suppliers of the Target from whom the Target has purchased five percent (5%) or more of the goods or services purchased by the Target in the last fiscal year. To the Seller’s Knowledge, the Target has not received any notice from any such supplier or any unaffiliated lessor, licensor, customer or other business associate of the Target that would cause it, in its reasonable judgment, to expect any material modification to its relationship with any such party.

          (t) Labor Matters. There are no labor disputes or employee grievances pending or, to the Knowledge of the Seller, overtly threatened against or involving the Target or any present or former employee of the Target. To the Seller’s Knowledge, the Target has complied in all material respects with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours including, without limitation, equal opportunity, workplace safety, workers’ compensation and other similar laws. To the Seller’s Knowledge, the Target is not engaged in any unfair labor practice and does not have any liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or threatened against or affecting the Target, and the Target has not experienced any work stoppage or similar concerted employee activities. No collective bargaining agreement is binding on the Target. To the Seller’s Knowledge, no material organizational efforts are currently being made or overtly threatened by or on behalf of any labor union with respect to employees of the Target, and the Target has not been requested by any group of employees or others to enter into any collective bargaining agreement or other agreement with any labor union or other employee organization.

          (v) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 AND THIS SECTION 4, THE SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TARGET, THE HOLLISTER SITE, OR ANY OF THE RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS THEREOF OR RELATING THERETO, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. GBG AND THE BUYER EACH HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN SECTION 3 AND THIS SECTION 4, THE BUYER IS PURCHASING THE TARGET SHARES (AND, THUS, INDIRECTLY THE ASSETS, LIABILITIES, RIGHTS, AND OBLIGATIONS OF THE TARGET) ON AN “AS-IS, WHERE-IS” BASIS.

          5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a) General. Each of the Parties will use its commercially reasonable efforts to take all actions and to do all commercially reasonable things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §7 below).

          (b) Notices and Consents. Each of the Parties will (and the Seller will cause the Target to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorization, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(a)(ii), §3(b)(ii) and §4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Seller will cause the Target to file) any Notification and Report Forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, if applicable, will use its commercially reasonable efforts to obtain (and the Seller will cause the Target to use its commercially reasonable efforts to obtain) a waiver from any applicable waiting period, and will make (and the Seller will cause the Target to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. The filing fee for any filings required under the Hart-Scott-Rodino Act shall be paid by the Buyer, if applicable. The Buyer and GBG shall take all commercially reasonable action to secure any approval, consent, or other action from the Stock Exchanges necessary or advisable to issue the GBG Shares constituting a portion of the Purchase Price under this Agreement.

          (c) Operation of Business. The Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, which is not reflected the Hollister Site budget approved at the Target’s January 2007 management meeting. The Seller will cause the Target to continue to provide services and otherwise comply with the Earn-In Agreement and all other agreements to which it is a party or by which it is bound in all material respects prior to the Closing pursuant to the terms thereof.

          (d) Full Access. From execution hereof and continuing through to the Closing, the Seller will permit and cause the Target to permit, representatives of GBG and the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target. GBG and the Buyer will treat and hold as such any Confidential Information received from any of the Seller, the Target, or any of their respective Affiliates, officers, directors, managers, attorneys, agents, representatives, or employees in the course of the reviews contemplated by this §5(c), will not use any of the Confidential Information except in connection with and in furtherance of this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller and/or the Target, or destroy and certify as to their destruction, all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

          (e) Notice of Developments. Each Party will give prompt written notice to the others of any development causing a breach of any of its own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5(d), however, shall be deemed to amend or supplement Annex I, Annex II, Annex III, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

          (i) The Seller may elect at any time to notify the Buyer of any development causing a breach of any of the representations and warranties in §4 above. Unless the Buyer has the right to terminate this Agreement pursuant to §9(a)(ii) below by reason of the development and exercises that right within the period of ten (10) Business Days referred to in §9(a)(ii) below, the written notice pursuant to this §5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in §4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          (ii) Each Party will give prompt written notice to the others of any development causing a breach of any of its own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5, however, shall be deemed to amend or supplement Annex I, Annex II, Annex III, or the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

          (f) Publicity; Disclosure. Except as provided in §2(b) of this Agreement, none of the Parties shall disclose, make or issue, or cause to be disclosed, made or issued, any statement or announcement concerning this Agreement or the transactions contemplated hereby to any third parties (other than its officers, directors, employees, authorized representatives, legal advisors and financial advisors who need to know such information in connection with carrying out or facilitating the transactions contemplated hereby) without the prior written consent of the other parties, except as required by law or any listing or other agreement with any public securities trading exchange or market to which the Buyer is a party and after providing written notice to the other Parties of such required disclosure.

          (g) GBG Guaranty. GBG hereby guarantees the obligations of the Buyer under this Agreement.

          6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or advisable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under §8 below).

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties shall use commercially reasonable efforts to (i) cooperate with him or it and his or its counsel in the defense or contest, (ii) make available their personnel, and (iii) provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below), provided, that such costs and expenses shall be limited to out-of-pocket costs and expenses to third parties and not any allocation of overhead or salaries or similar internal expense or cost.

          (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any governmental authority, holder of any interest in the Hollister Site, lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing.

          (d) Employees. GBG and the Buyer shall cause the Target to continue to employ the employees listed in §4(o) of the Disclosure Schedule designated as remaining an employee of the Target immediately after the Closing for a period of at least one year from and after the Closing absent good and substantial cause and shall provide (or cause the Target to provide) all such employees of the Target substantially the same plans as set forth in §6(i) below and comparable or better salary, bonus, and work responsibilities and conditions, in each case as they enjoyed prior to the Closing at the same out-of-pocket cost, if any, to such employees. GBG and the Buyer shall cause the Target to tack or credit such employees with all vesting, time of service, and eligibility periods and all vacation, personal, and sick days and other allowances as they had as employees of the Target or the Seller immediately prior to the Closing, provided that neither GBG nor the Buyer is required to duplicate any Employee Pension Benefit Plan benefits which have been accrued with the Seller pursuant to §6(i) of this Agreement. Such employees are intended third-party beneficiaries of this provision.

          (e) Releases/Collateral. Each of GBG and the Buyer shall take commercially reasonable actions, and cause the Target to take all commercially reasonable actions, necessary or appropriate to cause Seller and each of its Affiliates to be released, as soon as reasonably practicable after the Closing (but in no event longer than 60 days), from all guaranty, collateral or other obligations entered into by Seller or any of its Affiliates in connection with any deposit, bond, letter of credit or other security device (including, without limitation, any environmental obligation) provided or maintained by or on behalf of Target with respect to reclamation or other obligations relating to the Hollister Site or the Earn-In Agreement, including those obligations listed in §6(e) of the Disclosure Schedule, and each of GBG and the Buyer shall take commercially reasonable actions and cause the Target to take commercially reasonable actions necessary or appropriate to ensure that Seller or such Affiliate promptly receives any deposit, collateral, or other assets made available as a result of such release, provided that if any such release or return is not commercially possible, the Buyer shall, instead, provide to the Seller or its Affiliate, as the case may be, its corresponding guaranty (which shall be deemed an obligation hereunder) and back-to-back collateral of the Buyer equivalent to such non-returned deposit, collateral or other assets.

          (f) Settlement of Intercompany Accounts. As used herein, the term “Intercompany Accounts” shall mean those accounts maintained by Seller and Seller’s Affiliates, on the one hand, and the Target, on the other hand, in accordance with their customary practices in the ordinary course of business, in which there are reflected or recorded the amounts owed by Seller or any of its Affiliates to the Target, or by the Target to Seller or any of its Affiliates, attributable to intercompany transactions, including without limitation charges for data processing, payroll and employee benefits services, corporate office overhead, legal and/or audit services, insurance, loans and advances by the Target to Seller or any of its Affiliates, and loans and advances by Seller or any of its Affiliates to the Target. §6(f) of the Disclosure Schedule lists the Intercompany Accounts as of December 31, 2006 and as of Closing, all Intercompany Accounts shall be netted against each other and to the extent there is a net balance owing by the Target to the Seller or Affiliates or vice versa, such net amount shall be settled by way of a contribution of equivalent legal paid-up capital, paid by Seller to Target (or by offset) immediately prior to closing in the approximate amount of $30 million. After Closing, Buyer shall cause Target to cause all amounts owing from time to time under the Intercompany Accounts (whether by or in favor of the Target) to be treated as trade accounts receivable (if owed to the Target) or trade accounts payable (if owed by the Target) and settled within thirty (30) days after the obligor is invoiced therefor.

          (g) Confidentiality; Nondisclosure. The Seller shall not, and shall use commercially reasonable efforts to cause its employees, agents and all other persons who were involved in work at the Hollister Site, had access to information related to the Hollister Site, or were otherwise exposed to confidential information of GBG, the Buyer, or the Target not to, disclose or make use of any confidential information to the detriment of Buyer, including, but not limited to, any information concerning GBG, the Buyer or the Target, their respective businesses and operations or trade secrets disclosed or acquired by the Seller, its employees, agents and such other persons.

          (h) Other Target Assets and Liabilities. To the extent that the Target has any assets or liabilities that (i) are not reflected on the Financial Statements and (ii) arise from events and activities either (A) prior to entering into the Earn-In Agreement or (B) unrelated in any way to the Hollister Site or the activities of the Target pursuant to the Earn-In Agreement, the Buyer shall (or shall cause the Target to) turn over such assets to the Seller promptly upon receipt thereof and the Seller shall reimburse the Buyer for such liabilities in accordance with §8(b) hereof. Disclosure Schedule §6(h) sets forth a complete list of those assets of the Target, including any related liabilities or obligations, that are not used in connection with, and do not relate in any way to, the Hollister Site or the Target’s performance of its obligations under the Earn-In Agreement and in particular related to Eastmaque/American Girl. To the extent that such assets are not transferred to the Seller by the Target prior to the Closing, the Buyer shall, upon the Seller’s request and at the Seller’s expense, cooperate with the Seller in causing such assets to be transferred to the Seller and any liabilities and obligations related thereto shall be deemed to automatically enure to, and become the responsibility of the Seller.

          (i) 401(k) and Employee Benefit Plans.

          (i) 401(k). The Seller shall cause the assets and liabilities of its 401(k) Plan (“Seller 401(k) Plan”) attributable to the accounts of the employees of the Target who remain employees of the Target immediately after the Closing to be transferred to a 401(k) plan comparable to the Seller 401(k) Plan established by the Buyer and Target on the Closing Date. The Seller shall cause the Target prior to the Closing, and the Buyer shall cause the Target on and after the Closing, to take any and all action necessary to comply with all applicable laws and the terms of the Seller 401(k) Plan in connection with the transactions contemplated by this Agreement and the establishment of such 401(k) plan by the Buyer. Notwithstanding the foregoing, the 401(k) plan established by the Buyer and the Target shall not be obligated to accept a transfer of assets and liabilities from the Seller’s 401(k) Plan if the Buyer or the Target reasonably believes that such transfer could adversely affect the qualified status of its 401(k) plan under Section 401(a) or 401(k) of the Code.

          (ii) Employee Benefit Plans. The Seller shall cause the Employee Benefit Plans of the Seller to be revised to exclude the employees of the Target who remain employees of the Target immediately after the Closing from coverage under the Employee Benefit Plans and shall cause any plan or policy providing benefits under any Employee Benefit Plan to be revised similarly to exclude such employees and former employees of from coverage, effective no later than the Closing. For a period of at least twelve (12) months after the Closing Date, Buyer and Target will provide a comparable healthcare plan to the health care plan of Seller and will provide other comparable welfare benefits provided by Seller on the Closing Date. For a period of at least twelve (12) months after the Closing Date, Buyer and Target will provide welfare benefits, within the meaning of Section 3(1) of ERISA, that are comparable, in the aggregate, to those provided by Seller on the Closing Date.

          (iii) Employee Pension Benefit Plans. The Seller’s Hecla Mining Company Retirement Plan (“Seller’s Retirement Plan”) has been, and will remain, sponsored and maintained by the Seller for the benefit of its and its Affiliates’ eligible hourly and salaried employees. The Seller shall fully vest all hourly and salaried employees of the Target who remain employees of the Target immediately after the Closing under Seller’s Retirement Plan as of the Closing. The Buyer and the Target shall establish a new retirement plan comparable to Seller’s Retirement Plan to cover hourly and salaried employees of the Target with respect to future retirement benefit accruals on and after the Closing. It is the intent of the Buyer and the Seller to apportion the assets and liabilities of Seller’s Retirement Plan in accordance with and subject to the following provisions of this §6(i).

          (A) It is the intent of the Buyer and the Seller to apportion the liabilities and assets of Seller’s Retirement Plan to provide for a transfer of liabilities and assets as of the Closing, in an amount equal to the total liabilities for retirement benefits of employees the Target who remain employees of the Target immediately after the Closing which have accrued under the Seller’s Retirement Plan as of the Closing, determined as if such employees had terminated employment as of the Closing, with the determination of the amount of such assets to be transferred being made in accordance with the actuarial methods and assumptions used by the Seller’s Actuary (as defined below) for plan funding purposes for the 2006 plan year, which assumptions include a 7% interest rate and mortality in accordance with the 1983 Group Annuity Mortality Table, and taking into account projected future salary increases. The Buyer shall establish or shall cause the Target to establish a retirement plan (“Buyer’s Retirement Plan”) which shall be objectively equal in all material respects to the Seller’s Retirement Plan with respect to benefits accrued as of Closing, including optional forms of benefits. The Buyer’s Retirement Plan will assume the liability for benefits accrued under the Seller’s Retirement Plan prior to the Closing with respect to employees of the Target who remain employed by the Target immediately after the Closing, contingent upon the receipt of the transferred assets as provided herein. Such amount to be transferred as of the Closing shall accrue interest at a rate of 7% per annum from the Closing until the date of transfer, and shall be reduced by the amount of any benefit payments (plus interest at 7%) made to or on behalf of covered employees after the Closing and prior to the date of transfer. Notwithstanding the foregoing, Buyer’s Retirement Plan shall not be obligated to assume liability for any benefits accrued under the Seller’s Retirement Plan or to accept a transfer of assets from the Seller’s Retirement Plan if Buyer or the Target reasonably believes that such assumption or transfer could adversely affect the qualified status of the Buyer’s Retirement Plan under Section 401(a) of the Code.

          (B) The amount of transferred assets as described above may be transferred in cash or in kind, to the extent a transfer in kind is approved by the Buyer. Promptly after the Closing, the Seller and the Buyer shall each file Forms 5310-A, to the extent not excepted from such filing requirement by applicable regulations, in respect of the Seller’s Retirement Plan in the case of the Seller, and the Buyer’s Retirement Plan in the case of the Buyer, and shall provide the other Party a copy thereof. The actuarial calculations required hereunder shall be provided by the Seller and performed by Venuti & Associates (“Seller’s Actuary”). The Buyer will be supplied with a copy of the report of Seller’s Actuary embodying the results of such calculation. An actuary designated by the Buyer shall, at the Buyer’s expense, be entitled to confirm the accuracy of the calculations by which such results were reached. In the event of a disagreement between said actuaries, the disagreement shall be settled by reference to a third independent actuary of national standing agreed to by the Seller and the Buyer. The Seller and the Buyer shall each pay one-half of the fee charged by any such third actuary. The Seller and the Buyer shall cause any required advance notification to the IRS regarding transfers of plan assets to be made and shall cooperate to secure any approval by any government agency which is required by law for a transfer of assets and liabilities for benefits from the Seller’s Retirement Plan to the Buyer’s Retirement Plan.

          (C) The Buyer shall be entitled to receive from the Seller, within a reasonable time after the Closing and at all times thereafter, such pertinent data and information that the Buyer may reasonably require (including, but not limited to, participant and beneficiary records) to implement the requirements of this §6(h), to administer the Buyer’s Retirement Plan and to respond to any claims, audits or examinations. The Seller and the Buyer shall cooperate with each other in all respects relating to this §6(i) and, except as otherwise set forth, shall each pay their respective expenses arising from the obligations undertaken by each pursuant to this §6(i).

          (D) Except as provided in §6(d) and 6(i)(ii) of this Agreement, nothing contained in §6(i) shall be deemed to require the Buyer to maintain a particular benefit plan for any particular period of time or as preventing the Buyer from amending or terminating Buyer’s 401(k) plan, Buyer’s Retirement Plan or any other employee benefit plan, program, policy or arrangement at any time and for any reason.

(j) GBG Guaranty. GBG guarantees the obligations of the Buyer under this Agreement.

          (k) Hecla Name. The Buyer shall promptly take all action necessary or advisable to change the name of the Target to delete the name of “Hecla” therefrom and to remove all reference to “Hecla” from Target’s and its Affiliates’ logos, letterheads, signs, business cards, locations, directories, doing business designations and qualifications, and its other assets, properties, equipment, and documentation, and filings. The Buyer and GBG each acknowledge that Seller and its Affiliates shall retain all worldwide rights to the trademark, trade name, and corporate name of “Hecla”.

7. Conditions to Obligation to Close.

          (a) Conditions to Obligation of GBG and the Buyer. The obligation of GBG and the Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of the Seller set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Target shall have received and shall have delivered to the Buyer written consents to the sale of the Target Shares from each of the parties (other than the Target) to those agreements, leases, notes or other documents in each case set forth as requiring such consent on the Disclosure Schedules, if any, which consents shall be reasonably satisfactory to the Buyer;

(v) all applicable waiting periods (and any extensions thereof), if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

(vi) the Seller shall have delivered to the Buyer a certificate of an officer to the effect that each of the conditions specified above in §7(a)(i)-(v) is satisfied;

(vii) GBG shall have received any written acceptance required by the Stock Exchanges to issue the GBG Shares constituting a portion of the Purchase Price under this Agreement;

          (viii) the relevant parties shall have entered into side agreements, including the Transition Services Agreement and the Release Agreement, in form and substance as set forth in Exhibits B-1 through B-2 attached hereto and the same shall be in full force and effect;

(ix) the Seller shall have delivered to the Buyer the written resignations, effective as of the Closing Date, of each of the directors and officers of the Target; and

          (x) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

The Buyer may waive any condition specified in this §7(a) by consummating the transactions contemplated hereby with Knowledge of such failure of a condition or by executing a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of the Buyer and GBG set forth in §3(b) and §3(c) above herein shall be true and correct in all material respects at and as of the Closing Date;

(ii) GBG and the Buyer shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv) GBG and the Buyer shall have delivered to the Seller a certificate of an officer to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects;

          (v) GBG or the Buyer shall have paid to the Seller by wire transfer of immediately available funds to an account or accounts designated by the Seller an amount, in lieu of amounts owed to the Target pursuant to the Earn-In Agreement, equal to all amounts spent by Target pursuant to the Earn-In Agreement or related to the Hollister Site on behalf of the Buyer between February 12, 2007 and February 19, 2007, plus, all amounts spent by the Target pursuant to the Earn-In Agreement or related to the Hollister Site from and after February 20, 2007;

          (vi) the relevant parties shall have entered into side agreements, including the Transition Services Agreement and the Release Agreement, in form and substance as set forth in Exhibits B-1 and B-2 and the same shall be in full force and effect; and

          (vii) all actions to be taken by GBG and the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, permits and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this §7(b) by consummating the transactions contemplated hereby with Knowledge of such failure of condition or by executing a writing so stating at or prior to the Closing.

          8. Remedies for Breaches of This Agreement.

          (a) Survival of Representations and Warranties. All of the representations and warranties in §3 and §4, with the exception of those specifically excepted below, shall survive the Closing hereunder (unless the damaged Party had Knowledge of any misrepresentation or breach of warranty at the time of Closing) for a period of eighteen months and shall not survive thereafter. The representations and warranties contained in §3(a)(iv), §3(b)(iv), §3(c)(iv), §4(d), §4(n), §4(o), §4(p) and §4(q) shall survive for three years and shall not survive thereafter. The representations and warranties in §4(i) shall survive until ninety (90) days after the end of the applicable statute of limitations and shall not survive thereafter. The representations and warranties contained in §3(a)(i), §3(a)(ii), §3(a)(v), §3(b)(i), §3(b)(ii), §3(b)(vi), §3(c)(i), §3(c)(ii), §3(c)(vi), §3(c)(vii), §4(a) and §4(b) shall survive without limitation.

          (b) Indemnification Provisions for Benefit of the Buyer.

          (i) In the event the Seller breaches any of its representations, warranties, and covenants contained herein (other than the covenants in §2 above and the representations in §3(a) and 4(i) above), and, if there is an applicable survival period pursuant to §8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to §11(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences he Buyer shall suffer after the end of any applicable survival period) caused proximately by the material breach; provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Seller contained in §4 above:

          (A) until the Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $500,000 aggregate deductible (after which point the Seller will be obligated to indemnify the Buyer from and against all Adverse Consequences including the initial $500,000 in Adverse Consequences), and

          (B) the Seller shall not have any obligation to indemnify the Buyer for Adverse Consequences under this §8(b)(i) in excess of $10,000,000, except that such limitation shall not apply to Adverse Consequences attributable to the Seller’s willful misconduct or fraud, in which case the limitation shall be the Purchase Price as calculated on the Closing Date.

          (ii) In the event the Seller breaches any of his or its covenants in §2 above or any of his or its representations and warranties in §3(a) and §4(i) above, and, if there is an applicable survival period pursuant to §8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to §11(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any resulting Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Buyer shall suffer after the end of any applicable survival period) caused proximately by the breach.

          (iii) In the event Target suffers any liability after the Closing solely arising from events and activities either (A) prior to entering into the Earn-In Agreement or (B) unrelated in any way to the Hollister Site or the activities of the Target pursuant to the Earn-In Agreement, then the Seller agrees to indemnify the Buyer from any such liability. This obligation shall survive Closing for the longest period permitted by applicable law.

          (c) Indemnification Provisions for Benefit of the Seller. In the event GBG or the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to §8(a) above, provided that the Seller makes a written claim for indemnification against GBG or the Buyer pursuant to §11(h) below within such survival period, then GBG and the Buyer each agrees to jointly and severally to indemnify the Seller from and against any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused proximately by the breach.

          (d) Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this §8, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing, provided that any delay in notification shall not relieve an Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party was prejudiced thereby.

          (ii) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice at its own expense; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld, conditioned or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in §8(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

          (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties.

          (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage and take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this §8. All indemnification payments under this §8 shall be deemed adjustments to the Closing Purchase Price, provided that to the Knowledge of the Seller and the Target there are no insurance claims whatsoever outstanding against the Target and that none has been lodged.

          (f) Exclusive Remedy. GBG, the Buyer, and the Seller each acknowledge and agree that the foregoing indemnification provisions in this §8 shall be the exclusive remedy of GBG, the Buyer, and the Seller with respect to the Target and the transactions contemplated by a breach of any representation, warranty or covenant set forth in this Agreement and shall make no other claim, whether in contract or in tort, or at law or in equity.

          (g) Environmental Remedies. Without limiting the generality of (f), above, each of GBG and the Buyer hereby waives any right, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy from the Seller, and hereby releases the Seller, from any claim, demand or liability, with respect to any environmental, health, or safety matter relating to the past, current or future facilities, properties or operations of the Target, and all of their respective predecessors or Affiliates, including without limitation any such matter arising under any Environmental, Health, and Safety Requirements and including, without limitation, any arising under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), any analogous state law, or the common law, other than with respect to activities of the Target unrelated in any manner whatsoever to the Hollister site and occurring prior to August 2, 2002. The Buyer hereby unconditionally agrees to indemnify, defend, and hold harmless the Seller from any and all liability, loss, cost or expense with respect to any such environmental, health, or safety matter (including any arising under any Environmental, Health, and Safety Requirements and including, without limitation, CERCLA, any analogous state law, or the common law).

          9. Tax Matters.

          (a) The Seller shall prepare or cause to be prepared and file or cause to be filed all income Tax Returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date and pay all taxes due as shown on such Tax Returns. Seller shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target for all periods ending prior to the Closing Date which are due to be filed prior to the Closing Date. The Seller shall be entitled to control any audit or similar proceeding with respect to any Tax return it files or causes to be filed pursuant to this §9(a) and Buyer will cause Target to give Seller any Power of Attorney or similar authorization needed by Seller in connection therewith.

          (b) Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts or payroll be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts or payroll be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target.

          (c) Buyer and the Target, on the one hand, and Seller, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or Seller, as the case may be, shall allow the other party to take possession of such books and records.

          (d) Buyer and Seller further agree, upon request, to use their commercially reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (e) All tax sharing agreements or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

          10. Termination.

          (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) GBG, the Buyer, and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous ten (10) business days given the Buyer any notice pursuant to §5(d) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Target taken as a whole;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event any of the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2007, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2007, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(c) above shall survive termination.

          11. Miscellaneous.

          (a) No Admissions. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks between the Parties and were not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any non-Party, or give rise to any claim or benefit to any non-Party.

          (b) Press Releases and Public Announcements. Except as set forth in Section 2(b), no Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Parties prior to making the disclosure).

          (c) Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, other than current employees of the Target, who are intended beneficiaries of §6(d) of this Agreement.

          (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof, inclusive of the Confidentiality Agreement, notwithstanding any provision to the contrary in the Confidentiality Agreement. The Confidentiality Agreement, and the Parties’ rights and obligations thereunder, shall terminate upon the execution and delivery of this Agreement.

          (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:	Hecla Limited
6500 Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408
Attention: President

Copy to:	John H. Bitner
Bell, Boyd & Lloyd LLP
70 West Madison Street
Suite 3100
Chicago, IL 60602-4207

and

Hecla Limited
6500 Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408
Attn: General Counsel

If to GBG:	Great Basin Gold Ltd.
138 West Street
Sandton, Gauteng Province
South African 2146

If to the Buyer:	Rodeo Creek Gold
260-6121 Lakeside Drive
Reno, NV 89511

Copy to:	B. Zinkhofer
Lang Michener LLP
Royal Centre, 1055 West Georgia Street, Suite 1500
P.O. Box 11117
Vancouver, BC Canada V6E 4N7

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (i) GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEVADA WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA. IF ANY ACTION IS BROUGHT TO ENFORCE OR INTERPRET THIS AGREEMENT, EXCLUSIVE VENUE FOR SUCH ACTION SHALL BE IN RENO, NEVADA AND THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEVADA FOR SUCH PURPOSE.

          (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by GBG, the Buyer, and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l) Expenses. Each of GBG, the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

          (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (o) Punitives. No Party hereto shall seek or be entitled to any punitive, special, exemplary, speculative, or consequential damages, whether in contract or in tort, in any claim, suit, or proceeding arising from or related to this Agreement or the transactions contemplated hereby.

*****

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

GREAT BASIN GOLD LTD.

By:	/s/ Ronald W. Thiessen

Title:	Chairman

RODEO CREEK GOLD INC.

By:	/s/ Ronald W. Thiessen

Title:	Director

HECLA LIMITED

By:	/s/ Ronald W. Clayton

Title:	President